UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2010

ABM Industries Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Fifth Avenue, Suite 300 New York, New York	10176
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 297-0200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

(a)	The Annual Meeting of Stockholders of ABM Industries Incorporated was held on March 2, 2010.

(b)	The following directors were elected by a vote of stockholders, each to serve for a term ending at the annual meeting of stockholders in the year 2013: Luke S. Helms, Henry L. Kotkins, Jr., and William W. Steele.

The following directors remained in office: Dan T. Bane, Linda Chavez, J. Philip Ferguson, Anthony G. Fernandes, Maryellen C. Herringer, and Henrik C. Slipsager.

The following matters were voted upon at the meeting:

(1)	Proposal 1 - Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Luke S. Helms	34,774,853	6,365,206	6,112,485
Henry L. Kotkins, Jr.	35,880,141	5,259,918	6,112,485
William W. Steele	23,245,346	17,894,713	6,112,485

(2)	Proposal 2 - Ratification of KPMG LLP as Independent Registered Public Accounting Firm

For	Against	Abstentions	Broker Non-Votes
41,724,689	5,505,023	22,832	-0-

(3)	Proposal 3 - Approval of Amendment to the 2004 Employee Stock Purchase Plan

For	Against	Abstentions	Broker Non-Votes
40,028,498	358,304	762,012	6,103,730

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ABM INDUSTRIES INCORPORATED (Registrant)

Date:	March 3, 2010	By:	/s/ Sarah H. McConnell
Name: Sarah H. McConnell Title: Senior Vice President and General Counsel